LIMITED POWER OF ATTORNEY  SECURITIES LAW COMPLIANCE

      The undersigned, as an officer or director of Echelon Corporation (the "Corporation"), hereby constitutes and appoints Oliver R. Stanfield, C. Michael Marszewski and Kathleen B. Bloch and each of them, the undersigned's true and lawful attorney-in-fact and agent to complete and execute such Forms 144, Form ID, Forms 3, 4 and 5 and other forms as such attorney shall in his or her discretion determine to be required or advisable pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended, Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, or any successor laws and regulations, as a consequence of the undersigned's ownership, acquisition or disposition of securities of the Corporation, and to do all acts necessary in order to file such forms with the Securities and Exchange Commission, any securities exchange or national association, the Corporation and such other person or agency as the attorney shall deem appropriate.  The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.
      This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Corporation unless earlier revoked by the undersigned in a writing delivered to the foregoing attorneys-in-fact.
      This Limited Power of Attorney is executed at San Jose, CA, as of the date set forth below.

                                          Signature:
                                          Print Name:  Robyn M. Denholm
                                          Dated:  2/15/2008
Witness:
Print Name:  Jeffrey J. Lund

Dated:   2/15/2008   STATE OF CALIFORNIA
COUNTY OF Santa Clara

On Feb. 15, 2008 Kristine Ilene Brenner, Notary Public, before me, personally appeared Robyn M. Delholm, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.

Signature: Kristine Ilene Brenner
 Notary Public